        As filed with the Securities and Exchange Commission on November 13, 2006                                          Registration No. 333-138551

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRIMBLE NAVIGATION LIMITED
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	94-2802192 (I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085
(Address of Principal Executive Offices, Including Zip Code)

1988 EMPLOYEE STOCK PURCHASE PLAN
2002 STOCK PLAN
(Full Title of the Plans)

Irwin L. Kwatek
Vice President, General Counsel
Trimble Navigation Limited
935 Stewart Drive
Sunnyvale, California 94085
(Name and Address of Agent For Service)

(408) 481-8000
(Telephone Number, including Area Code, of Agent For Service)

Copies to:
Thomas J. Ivey
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1100
Palo Alto, California 94301
(650) 470-4500

EXPLANATORY NOTE

The purposes of the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (333-138551) filed on November 9, 2006 is to revise PART II, Item 3 (Incorporation of Documents by Reference) to include the Registrant’s Current Report on Form 8-K, filed on November 13, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 30, 2005, filed on March 10, 2006;

(b) The Registrant’s Current Reports on Form 8-K, filed on January 24, 2006; April 19, 2006; July 25, 2006; September 15, 2006; October 24, 2006 and November 13, 2006;

(c) The Registrant’s Definitive Proxy Statement filed on April 10, 2006;

(d) Registrant’s Quarterly Reports on Form 10-Q filed May 4, 2006; August 7, 2006 and November 6, 2006;

(e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on June 15, 1990, and any amendment or report filed for the purpose of updating such description; and

(f) The description of certain dividend rights on the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on February 18, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 13th day of November 2006.

Trimble Navigation Limited By: /s/ Irwin L. Kwatek Name: Irwin L. Kwatek Title: Vice President, General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*_____________________ Steven W. Berglund	President, Chief Executive Office & Director (Principal Executive Officer)	November 13, 2006
*_____________________ Rajat Bahri	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	November 13, 2006
*_____________________ Robert S. Cooper	Director	November 13, 2006
*_____________________ John B. Goodrich	Director	November 13, 2006
*_____________________ William Hart	Director	November 13, 2006
Ulf Johansson	Director	__________, 2006
*_____________________ Bradford W. Parkinson	Director	November 13, 2006
Nickolas W. Vande Steeg	Director	__________, 2006
*By: /s/ Irwin L. Kwatek Irwin L. Kwatek Vice President, General Counsel